Exhibit 99.1

For Immediate Release

Contact: Seth H. Bagshaw

Vice President, Chief Financial Officer & Treasurer

Telephone: 978.645.5578

MKS Instruments Reports Q3 2012 Financial Results

Andover, Mass., October 24, 2012 — MKS Instruments, Inc. (NASDAQ: MKSI), a global provider of technologies that enable advanced processes and improve productivity; today reports third quarter 2012 financial results.

	GAAP Results	Non-GAAP Results
Net revenues ($ millions)	$141.4	$141.4

Operating margin	4.5%	9.1%

Net income ($ millions)	$2.6	$8.4

Diluted EPS	$0.05	$0.16

Third Quarter Financial Results

Sales were $141.4 million, a decrease of 20% from $177.4 million in the second quarter of 2012, and a decrease of 27% from $194.5 million in the third quarter of 2011.

Third quarter net income was $2.6 million, or $0.05 per diluted share, compared to net income of $18.6 million, or $0.35 per diluted share in the second quarter of 2012, and $30.4 million, or $0.57 per diluted share in the third quarter of 2011.

Non-GAAP net earnings, which exclude special charges, were $8.4 million, or $0.16 per diluted share, compared to $18.9 million, or $0.36 per diluted share in the second quarter of 2012, and $30.6 million, or $0.58 per diluted share in the third quarter of 2011.

In the third quarter, the board of directors authorized an increase in the Company’s quarterly cash dividend from $0.15 per share to $0.16 per share which was paid on September 14th and the Company also repurchased 76,600 shares for $2.1 million at an average price of $26.97 pursuant to the share repurchase program announced in July of 2011.

Leo Berlinghieri, Chief Executive Officer and President, said, “Forecasts by industry analysts and recent earnings reports by our customers indicate that the semiconductor industry will decrease further in the fourth quarter, and the solar and LED equipment markets are also expected to remain depressed until excess capacity is absorbed. In this environment we are cautious and have implemented additional measures to curtail non-critical spending.

“Given current business levels, we anticipate that sales in the fourth quarter may range from $115 million to $135 million. At these volumes, our GAAP net income could range from a net loss of $(0.08) per basic share to net income of $0.05 per diluted share. Non-GAAP net earnings could range from a net loss of $(0.07) per basic share to net earnings of $0.06 per diluted share. While near term business conditions are challenging, we are continuing to work closely with customers on design wins and are continuing to make investments to position ourselves for long term growth.”

Conference Call Details

A conference call with management will be held on Thursday, October 25, 2012 at 8:30 a.m. (Eastern Time). To participate in the conference call, please dial (877) 212-6076 for domestic callers and (707) 287-9331 for international callers and an operator will connect you. Participants will need to provide the operator with the Conference ID of 38424683, which has been reserved for this call. A live and archived webcast of the call will be available on the company’s website at www.mksinst.com.

Use of Non-GAAP Financial Results

Non-GAAP net earnings and Non-GAAP net earnings per share amounts exclude legal settlement charges, amortization of intangible assets, costs associated with acquisitions and disposition related charges, and certain adjustments to income taxes. These non-GAAP measures are not in accordance with Accounting Principles Generally Accepted in the United States of America (GAAP). MKS’ management believes the presentation of these non-GAAP financial measures, which exclude legal settlement charges, amortization of intangible assets, costs associated with acquisitions, the related tax effect of any adjustments and pro-forma tax adjustments to reflect the expected full year effective tax rate in the quarter, is useful to investors for comparing prior periods and analyzing ongoing business trends and operating results. Non-GAAP net earnings (loss) per share guidance, excludes amortization of intangible assets and special charges net of tax.

About MKS Instruments

MKS Instruments, Inc. is a global provider of instruments, subsystems and process control solutions that measure, control, power, monitor and analyze critical parameters of advanced manufacturing processes to improve process performance and productivity. Our products are derived from our core competencies in pressure measurement and control, materials delivery, gas composition analysis, control and information technology, power and reactive gas generation, and vacuum technology. Our primary served markets are manufacturers of capital equipment for semiconductor devices, and for other thin film applications including flat panel displays, solar cells, light emitting diodes, data storage media, and other advanced coatings. We also leverage our technology in other markets with advanced manufacturing applications including medical equipment, pharmaceutical manufacturing, energy generation and environmental monitoring.

Forward-Looking Statements

This release contains projections or other forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27 of the Securities Act, and Section 21E of the Securities Exchange Act regarding MKS’ future growth and the future financial performance of MKS. These projections or statements are only predictions. Actual events or results may differ materially from those in the projections or other forward-looking statements set forth herein. Among the important factors that could cause actual events to differ materially from those in the projections or other forward-looking statements are the fluctuations in capital spending in the semiconductor industry, and other advanced manufacturing markets, fluctuations in net sales to MKS’ major customers, potential fluctuations in quarterly results, the challenges, risks and costs involved with integrating the operations of MKS and any acquired companies, dependence on new product development, rapid technological and market change, acquisition strategy, manufacturing and sourcing risks, volatility of stock price, international operations, including a pending investigation on export compliance in China, financial risk management, and future growth subject to risks. Readers are referred to MKS’ filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as recent press releases, for a discussion of these and other important risk factors concerning MKS and its operations. MKS is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

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MKS Instruments, Inc.

Unaudited Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended (Notes 3 and 4)
	September 30, 2012	September 30, 2011	June 30, 2012
Net revenues	$141,447	$194,508	$177,397
Cost of revenues	84,876	106,830	100,881

Gross profit	56,571	87,678	76,516
Research and development	14,136	14,331	15,591
Selling, general and administrative	29,661	31,984	32,582
Litigation settlements	5,316	—	—
Completed acquisition costs	851	—	377
Amortization of intangible assets	215	251	119

Income from operations	6,392	41,112	27,847
Interest income, net	267	272	149

Income before income taxes	6,659	41,384	27,996
Provision for income taxes	4,079	11,011	9,424

Net income	$2,580	$30,373	$18,572

Basic income per share:
Net income	$0.05	$0.58	$0.35
Diluted income per share:
Net income	$0.05	$0.57	$0.35
Cash dividends per common share	$0.16	$0.15	$0.15
Weighted average shares outstanding:
Basic	52,854	52,456	52,679
Diluted	53,290	52,992	53,206

The following supplemental Non-GAAP earnings information is presented to aid in understanding MKS' operating results:

Net income	$2,580	$30,373	$18,572
Adjustments (net of tax, if applicable):
Completed acquisition costs (Note 1)	851	—	377
Acquisition inventory step-up	101	—	—
Litigation settlements (Note 2)	5,316	—	—
Amortization of intangible assets	215	251	119
Pro forma tax adjustments	(626)	(67)	(176)

Non-GAAP net earnings (Note 3)	$8,437	$30,557	$18,892

Non-GAAP net earnings per share (Note 3)	$0.16	$0.58	$0.36

Weighted average shares outstanding	53,290	52,992	53,206
Income from operations	$6,392	$41,112	$27,847
Adjustments:
Completed acquisition costs (Note 1)	851	—	377
Acquisition inventory step-up	101	—	—
Litigation settlements (Note 2)	5,316	—	—
Amortization of intangible assets	215	251	119

Non-GAAP income from operations	$12,875	$41,363	$28,343

Non-GAAP operating margin	9.1%	21.3%	16.0%

Note 1: Costs related to the Company's acquisition of Plasmart, Inc. in August 2012, are comprised of investment banking fees, legal fees and due diligence fees.

Note 2: In the third quarter of 2012, we incurred $5.3 million in charges to settle litigation with former shareholders of one of our former subsidiaries. This litigation was long standing and the decision to reach a settlement was made to eliminate future legal expenses related to the suit.

Note 3: The Non-GAAP net earnings and Non-GAAP net earnings per share amounts exclude amortization of intangible assets, costs associated with acquisitions, litigation settlements, the related tax effect of these adjustments and pro-forma income tax adjustments to reflect the expected full year effective tax rate in the quarter.

Note 4: In the third quarter of 2012, the Company has reported completed acquisition costs as a line item separate from selling, general and administrative expenses. The Company has reclassified these costs from selling, general and administrative expenses to this separate line beginning with the first quarter of 2012. These costs have been excluded from Non-GAAP earnings and the second quarter and year to date 2012 Non-GAAP net earnings and Non-GAAP net earnings per share have been adjusted to reflect this change.

MKS Instruments, Inc.

Unaudited Consolidated Statements of Operations

(In thousands, except per share data)

	Nine Months Ended September 30, (Notes 3 and 4)
	2012	2011
Net revenues	$509,712	$650,846
Cost of revenues	292,834	351,819

Gross profit	216,878	299,027
Research and development	45,911	46,809
Selling, general and administrative	96,332	96,542
Litigation settlements	5,316	—
Completed acquisition costs	1,258	—
Amortization of intangible assets	453	751

Income from operations	67,608	154,925
Interest income, net	668	852

Income from continuing operations before income taxes	68,276	155,777
Provision for income taxes	24,356	48,760

Net income	$43,920	$107,017

Basic income per share:
Net income	$0.83	$2.06
Diluted income per share:
Net income	$0.82	$2.03
Cash dividends per common share	$0.46	$0.45
Weighted average shares outstanding:
Basic	52,679	52,070
Diluted	53,240	52,761

The following supplemental Non-GAAP earnings information is presented to aid in understanding MKS' operating results:

Net income	$43,920	$107,017
Adjustments (net of tax, if applicable):
Completed acquisition costs (Note 1)	1,258	—
Acquisition inventory step-up	101	—
Litigation settlements (Note 2)	5,316	—
Amortization of intangible assets	453	751
Pro forma tax adjustments	(2,639)	(197)

Non-GAAP net earnings (Note 3)	$48,409	$107,571

Non-GAAP net earnings per share (Note 3)	$0.91	$2.04

Weighted average shares outstanding	53,240	52,761
Income from operations	$67,608	$154,925
Adjustments:
Completed acquisition costs (Note 1)	1,258	—
Acquisition inventory step-up	101	—
Litigation settlements (Note 2)	5,316	—
Amortization of intangible assets	453	751

Non-GAAP income from operations	$74,736	$155,676

Non-GAAP operating margin	14.7%	23.9%

Note 1: Costs related to the Company's acquisition of Plasmart, Inc. in August 2012, are comprised of investment banking fees, legal fees and due diligence fees.

Note 2: In the third quarter of 2012, we incurred $5.3 million in charges to settle litigation with former shareholders of one of our former subsidiaries. This litigation was long standing and the decision to reach a settlement was made to eliminate future legal expenses related to the suit.

Note 3: The Non-GAAP net earnings and Non-GAAP net earnings per share amounts exclude amortization of intangible assets, costs associated with acquisitions, litigation settlements, the related tax effect of these adjustments and pro-forma income tax adjustments to reflect the expected full year effective tax rate in the quarter.

Note 4: In the third quarter of 2012, the Company has reported completed acquisition costs as a line item separate from selling, general and administrative expenses. The Company has reclassified these costs from selling, general and administrative expenses to this separate line beginning with the first quarter of 2012. These costs have been excluded from Non-GAAP earnings and the year to date 2012 Non-GAAP net earnings and Non-GAAP net earnings per share have been adjusted to reflect this change.

MKS Instruments, Inc.

Reconciliation of GAAP Income Tax Rate to Non-GAAP Income Tax Rate

(In thousands)

	Three Months Ended September 30, 2012 (Note 3)			Three Months Ended June 30, 2012 (Note 3)
	Income Before Income Taxes	Provision for Income Taxes	Effective Tax Rate	Income Before Income Taxes	Provision for Income Taxes	Effective Tax Rate
GAAP	$6,659	$4,079	61.3%	$27,996	$9,424	33.7%
Adjustments:
Completed acquisition costs (Note 1)	851	—		377	—
Acquisition inventory step-up	101	—		—	—
Litigation settlements (Note 2)	5,316	—		—	—
Amortization of intangible assets	215	—		119	—
Tax effect of pro forma adjustments	—	2,390		—	176
Adjustment to pro forma tax rate	—	(1,764)		—	—

Non-GAAP	$13,142	$4,705	35.8%	$28,492	$9,600	33.7%

	Three Months Ended September 30, 2011 (Note 3)
	Income Before Income Taxes	Provision for Income Taxes	Effective Tax Rate
GAAP	$41,384	$11,011	26.6%
Adjustments:
Amortization of intangible assets	251	—
Tax effect of pro forma adjustments	—	67
Adjustment to pro forma tax rate	—	—

Non-GAAP	$41,635	$11,078	26.6%

	Nine Months Ended September 30, 2012 (Note 3)			Nine Months Ended September 30, 2011 (Note 3)
	Income Before Income Taxes	Provision for Income Taxes	Effective Tax Rate	Income Before Income Taxes	Provision for Income Taxes	Effective Tax Rate
GAAP	$68,276	$24,356	35.7%	$155,777	$48,760	31.3%
Adjustments:
Completed acquisition costs (Note 1)	1,258	—		—	—
Acquisition inventory step-up	101	—		—	—
Litigation settlements (Note 2)	5,316	—		—	—
Amortization of intangible assets	453	—		751	—
Tax effect of pro forma adjustments	—	2,611		—	197
Adjustment to pro forma tax rate	—	28		—	—

Non-GAAP	$75,404	$26,995	35.8%	$156,528	$48,957	31.3%

Note 1: Costs related to the Company's acquisition of Plasmart, Inc. in August 2012, are comprised of investment banking fees, legal fees and due diligence fees.

Note 2: In the third quarter of 2012, we incurred $5.3 million in charges to settle litigation with former shareholders of one of our former subsidiaries. This litigation was long standing and the decision to reach a settlement was made to eliminate future legal expenses related to the suit.

Note 3: The Non-GAAP net earnings before taxes exclude amortization of intangible assets, costs associated with acquisitions, litigation settlements, the related tax effect of these adjustments and pro-forma income tax adjustments to reflect the expected full year effective tax rate in the quarter.

MKS Instruments, Inc.

Unaudited Consolidated Balance Sheet

(In thousands)

	September 30, 2012	December 31, 2011
ASSETS
Cash and short-term investments	$583,634	$565,519
Trade accounts receivable, net	87,536	120,894
Inventories	145,518	153,632
Other current assets	36,249	44,856

Total current assets	852,937	884,901
Property, plant and equipment, net	77,493	72,487
Long-term investments	40,062	7,873
Goodwill	149,887	140,084
Intangible assets, net	11,843	1,043
Other assets	10,080	12,266

Total assets	$1,142,302	$1,118,654

LIABILITIES AND STOCKHOLDERS' EQUITY
Short-term borrowings	$4,164	$1,932
Accounts payable	16,395	24,853
Accrued expenses and other liabilities	68,631	69,646

Total current liabilities	89,190	96,431
Other liabilities	37,925	32,211
Stockholders' equity:
Common stock	113	113
Additional paid-in capital	715,001	707,419
Retained earnings	284,802	268,870
Other stockholders' equity	15,271	13,610

Total stockholders' equity	1,015,187	990,012

Total liabilities and stockholders' equity	$1,142,302	$1,118,654